As filed with the Securities and Exchange Commission on July 1, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

INDIE SEMICONDUCTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	08-7654321
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

32 Journey
Aliso Viejo, California 92656
(949) 608-0854

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas Schiller

Chief Financial Officer and EVP of Strategy

indie Semiconductor, Inc.

32 Journey

Aliso Viejo, California 92656

Telephone: (949) 608-0854

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jonathan H. Talcott

E. Peter Strand

Nelson Mullins Riley & Scarborough LLP

101 Constitution Avenue NW, Suite 900

Washington, DC 20001

Telephone: (202) 689-2800

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or classes of additional securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The registrant is filing a single prospectus in this registration statement pursuant to Rule 429 under the Securities Act to satisfy the requirements of the Securities Act and the rules and regulations thereunder for (i) the primary offering of 27,400,000 shares of Class A Common Stock issuable upon the exercise of warrants and (ii) the resale by selling shareholders of an aggregate of 94,881,534 shares of Class A Common Stock and 10,150,000 warrants to purchase Class A Common Stock, which offerings were previously registered by the registrant pursuant to registration statements on Forms S-1 (file nos. 333-257629 and 333-261269) (the “Prior Registration Statements”). There are no additional shares being registered hereunder that were not previously registered on the Prior Registration Statements.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JULY 1, 2022

Primary Offering of
27,400,000 shares of Class A Common Stock
Issuable Upon Exercise of Warrants

Secondary Offering of
94,881,534 shares of Class A Common Stock and
10,150,000 Warrants to Purchase Class A Common Stock

The securities to be offered using this combined prospectus relates to the issuance by us of up to 27,400,000 shares of our Class A common stock, par value $0.0001 per share (“Class A common stock”). Of these shares:

●	17,250,000 shares are issuable upon the exercise of warrants (the “public warrants”) initially issued as part of the units issued in the initial public offering of Thunder Bridge Acquisition II, Ltd. (“Thunder Bridge II”);

●	8,650,000 shares are issuable upon the exercise of warrants (the “private placement warrants”) initially issued to Thunder Bridge Acquisition II LLC (the “Sponsor”) in a private placement that occurred simultaneously with the initial public offering of Thunder Bridge II; and

●	1,500,000 shares are issuable upon the exercise of warrants issued to an affiliate of the Sponsor in connection with loans it made to Thunder Bridge II prior to the closing of the Business Combination (as defined below) (the “sponsor warrants” and collectively with the public warrants and the private placement warrants, the “warrants”).

Each warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share. We will receive the proceeds from the exercise of the warrants, but not from the sale of the underlying shares of Class A common stock.

In addition, the Selling Securityholders identified in this prospectus may, from time to time in one or more offerings, offer and sell up to 94,881,534 shares of our Class A common stock, of which:

●	8,625,000 shares were exchanged in our Business Combination for shares of Class A common stock issued to the Sponsor in a private placement prior to Thunder Bridge II’s initial public offering (the “sponsor shares”);

●	37,071,446 shares are issuable upon the exchange of an equal number of units (the “LLC Units”) representing limited liability company interests in Ay Dee Kay LLC, d/b/a indie Semiconductor (“ADK LLC”), our direct subsidiary;

●	15,000,000 shares were issued in private placements in connection with our business combination with ADK LLC, which we completed on June 10, 2021 (the “Business Combination”);

●	8,650,000 shares are issuable upon the exercise of private placement warrants;

●	1,500,000 shares are issuable upon the exercise of sponsor warrants;

●	5,805,144 shares of Class A common stock issued in connection with the acquisition of all of the outstanding capital stock of TeraXion Inc., a Canadian company, which was consummated on August 27, 2021 (the “TeraXion Acquisition”);

●	5,000,000 Earn-out Shares issued upon the satisfaction of the First Earn-out Milestone on November 9, 2021; and

●	13,229,944 shares of Class A common stock issued in connection with our Business Combination.

The Selling Securityholders may also, from time to time in one or more offerings, offer and sell up to 8,650,000 private placement warrants and 1,500,000 sponsor warrants.

We will not receive any proceeds from the sale of our Class A common stock or the sale of the private placement warrants or sponsor warrants by Selling Securityholders, but we are required to pay certain offering fees and expenses in connection with the registration of the Selling Securityholders’ securities and to indemnify certain Selling Securityholders against certain liabilities.

This prospectus describes the general manner in which these securities may be offered and sold. If necessary, the specific manner in which these securities may be offered and sold will be described in one or more supplements to this prospectus. Any prospectus supplement may add, update or change information contained in this prospectus. You should carefully read this prospectus, and any applicable prospectus supplement, before you invest in any of our securities.

The Selling Securityholders may offer and sell our Class A common stock, private placement warrants and sponsor warrants to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, certain Selling Securityholders may offer and sell these securities from time to time, together or separately. If the Selling Securityholders use underwriters, dealers or agents to sell such securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds any Selling Securityholders expect to receive from that sale will also be set forth in a prospectus supplement.

Our Class A common stock and our public warrants are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “INDI” and “INDIW,” respectively. On June 29, 2022, the closing price of our Class A common stock was $5.84 and the closing price for our public warrants was $1.14.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. You should carefully read and consider the risk factors set forth under the caption “Risk Factors” on page 4 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated or deemed incorporated by reference into this prospectus and the accompanying prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A common stock issuable upon the exercise of warrants. We will receive the proceeds from any exercise of the warrants for cash. This prospectus provides you with a general description of the securities that are registered hereunder that may be offered by the selling securityholders. Each time we offer the securities, we and the selling securityholders will provide you with a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should carefully read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein as described below under the captions “Where You Can Find More Information” and “Incorporation by Reference” before making a decision to invest in our securities.

You should rely only on the information set forth in or incorporated by reference into this prospectus and any accompanying prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, throughout this prospectus and any accompanying prospectus supplement, the words “indie,” “we,” “us,” “our,” “the registrant” or the “Company” refer to indie Semiconductor, Inc., and the term “securities” refers collectively to our preferred stock, common stock, debt securities, warrants, units and any combination of the foregoing securities.

This prospectus contains summaries of certain provisions contained in documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making a decision to invest in our securities. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

ii

PROSPECTUS SUMMARY

The Company

indie Semiconductor, Inc. (“indie”) and its predecessor for accounting purposes, Ay Dee Kay, LLC, a California limited liability company (“ADK LLC”), and its subsidiaries, are collectively referred to herein as the “Company.” The Company offers highly innovative automotive semiconductors and software solutions for Advanced Driver Assistance Systems (“ADAS”), connected car, user experience and electrification applications. The Company focuses on edge sensors across multiple modalities spanning light detection and ranging (“LiDAR”), radar, ultrasound and vision. These functions represent the core safety systems for next generation vehicles and set the stage for truly autonomous cars and trucks, while the advanced user interfaces are transforming the in-cabin experience to mirror and seamlessly connect to the mobile platforms we rely on every day. indie is an approved vendor to Tier 1 automotive suppliers and its platforms can be found in marquee automotive manufacturers around the world.

Through innovative analog, digital and mixed signal integrated circuits (“ICs”) with software running on the embedded processors, we are developing a differentiated, market-leading portfolio of automotive products. Our technological expertise, including cutting edge design capabilities and packaging skillsets, together with our deep applications knowledge and strong customer relationships, have enabled us to cumulatively ship over 140 million semiconductor devices since our inception.

Our go-to-market strategy focuses on collaborating with key customers and partnering with roughly a dozen of Tier 1s via aligned product development, in pursuit of solutions addressing the automotive industry’s highest growth applications. We leverage our core capabilities in system-level hardware and software integration to develop highly integrated, ultra-compact and power efficient solutions. Further, our products meet or exceed the quality standards set by the more than 20 global automotive manufacturers who utilize our devices today.

With a global footprint, we support leading customers from our design and application centers located in North America, Asia and Europe, where our local teams work closely on their unique design requirements.

indie is a Delaware holding company that conducts its operations through its California subsidiary ADK LLC, which wholly-owns subsidiaries indie Services Corporation, indie LLC and indie City LLC, all California entities, Ay Dee Kay Limited, a private limited company incorporated under the laws of the United Kingdom, indie GmbH, a private limited liability company incorporated under the laws of Germany, indie Semiconductor Hungary, a limited liability company incorporated under the laws of Hungary, TeraXion Inc., a wholly-owned subsidiary incorporated under the laws of Canada, indie Semiconductor Japan, a wholly-owned subsidiary incorporated under the laws of Japan, indie Semiconductor Design Israel Ltd., a private limited company incorporated under the laws of Israel, and has 64% voting power over subsidiary Wuxi indie Microelectronics Technology Co., Ltd., an entity in China, and its wholly-owned subsidiaries, indie Semiconductor HK, Ltd and Shanghai Ziying Microelectronics Co., Ltd, collectively as our “China Subsidiary.” Our China Subsidiary’s primary functions are product development, sales, supply chain management and administrative support of its operations. indie Semiconductor is headquartered in Aliso Viejo, California and a majority of our operations are based in the United States. A majority of our employees are located in the United States and Canada.

For the year ended December 31, 2021, approximately 31% of our consolidated revenue was generated from product sales to Chinese-owned customers with a final shipping destination of Greater China (including Hong Kong and Taiwan), 23% of our consolidated revenue was generated from product sales to non-Chinese-owned customers with a final shipping destination of Greater China, and 46% of our consolidated revenue was generated from product sales and services provided to non-Chinese-owned customers with a final shipping destination elsewhere. For the same period, our China Subsidiary’s operations represented roughly 2% of our total assets and 3% of our total liabilities and accounted for 18% of our consolidated revenue.

As of the date of this prospectus, we have not paid, and do not anticipate paying in the foreseeable future, dividends or other distributions to our stockholders. In order for us to pay dividends or other distributions to our stockholders, we will rely on payments from our domestic operating subsidiary, ADK LLC. All revenue generated by shipments to China that is earned by ADK LLC is paid directly to ADK LLC, in U.S. dollars. Additionally, there have not been any dividends or other distributions from our China subsidiary and our China subsidiary has never paid any dividends or distributions outside of China. Any revenue generated by our China subsidiary is collected locally and is held in Chinese bank accounts. We presently intend to retain all earnings to fund our operations and business expansions. See our condensed consolidated financial statements and the related notes included elsewhere in the registration statement to which this prospectus forms a part.

Background

On June 10, 2021, Thunder Bridge Acquisition II, Ltd. (“Thunder Bridge II”) domesticated into a Delaware corporation and consummated a series of transactions that resulted in the combination (the “Business Combination”) of Thunder Bridge II with ADK LLC pursuant to a Master Transactions Agreement, dated December 14, 2020, as amended on May 3, 2021, by and among Thunder Bridge II, Thunder Bridge II Surviving Pubco, Inc. (“Surviving Pubco”), ADK LLC, and the other parties named therein, following the approval at the extraordinary general meeting of the stockholders of Thunder Bridge II held on June 9, 2021 (the “Special Meeting”).

On December 14, 2020, Thunder Bridge II entered into subscription agreements with the investors named therein (the “PIPE Investors”), including Mr. Kight and an affiliate of Thunder Bridge Acquisition II LLC (the “Sponsor”), pursuant to which Thunder Bridge II agreed to issue and sell to the PIPE Investors an aggregate of 15,000,000 of Thunder Bridge II Class A ordinary shares, at a price of $10.00 per Class A ordinary share, simultaneously with or immediately prior to the Closing (the “PIPE Financing”). Upon the closing of the Business Combination, the shares issued pursuant to the PIPE Financing were automatically exchanged for 15,000,000 shares of our Class A common stock. Effective upon the closing of the Business Combination, Surviving Pubco changed its name to indie Semiconductor, Inc.

The rights of holders of our Class A common stock and warrants are governed by our amended and restated certificate of incorporation, our bylaws and the Delaware General Corporation Law (the “DGCL”), and in the case of the warrants, the Warrant Agreement, dated August 8, 2019, by and between Thunder Bridge II and Continental Stock Transfer & Trust Company, as amended by the Assignment, Assumption and Amendment Agreement, dated as of June 10, 2021, by and among Thunder Bridge II, Surviving Pubco and Continental Stock Transfer & Trust Company (as amended, the “Warrant Agreement”). See the section entitled “Description of Capital Stock.”

Corporate Information

Our principal executive offices are located at 32 Journey, Aliso Viejo, California 92656. Our telephone number is (949) 608-0854. Our website address is www.indiesemi.com. The information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus or any accompanying prospectus supplement or incorporated into any other filings that we make with the SEC.

THE OFFERING

Issuer	indie Semiconductor, Inc.

Shares of Class A Common Stock Offered by us	Up to 27,400,000 shares of Class A common stock issuable upon exercise of the warrants.

Shares of Class A Common Stock Offered by the Selling Securityholders	Up to 94,881,534 shares.

Warrants Offered by the Selling Securityholders	Up to 27,400,000 warrants, consisting of up to 17,250,000 public warrants, 8,650,000 private placement warrants and 1,500,000 sponsor warrants.

Exercise Price of Warrants	$11.50 per share, subject to adjustment as defined herein.

Use of Proceeds	We will not receive any proceeds from the sale of shares of Class A common stock by the Selling Securityholders. We will receive up to an aggregate of approximately $315.1 million from the exercise of the warrants, assuming the exercise in full of all of such warrants for cash. We expect to use the net proceeds from the exercise of the warrants for general corporate purposes. See “Use of Proceeds.”

Market for Common Stock and Public Warrants	Our Class A common stock and public warrants are currently traded on Nasdaq under the symbols “INDI” and “INDIW,” respectively.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully read and review the risk factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, the risk factors discussed under the caption “Risk Factors” in any accompanying prospectus supplement, and any risk factors discussed in our other filings with the SEC which are incorporated by reference into this prospectus and any accompanying prospectus supplement before investing in our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also materially and adversely affect us. If any of the risks or uncertainties described in our most recent Annual Report on Form 10-K, any accompanying prospectus supplement or our other filings with the SEC or if any additional risks and uncertainties actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that express our strategies, intentions, financial projections, beliefs, expectations, strategies, predictions, or any other statements relating to our future activities or other future events or conditions. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements generally can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends,” or “anticipates,” or similar expressions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and/or beyond our control. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein. In addition, such statements could be affected by risks and uncertainties related to:

●	the expected benefits of the Business Combination and our acquisitions of TeraXion, Inc., Symeo GmbH and ON Design Israel;

●	our future financial performance;

●	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, margins, cash flows, prospects and plans;

●	the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto;

●	our expansion plans and opportunities;

●	the outcome of any known and unknown regulatory proceedings;

●	the ability to recognize the anticipated benefits of recent acquisitions, which may be affected by, among other things, competition, and our ability to successfully integrate and retain the acquired teams, and to grow and manage growth profitably;

●	our reliance on contract manufacturing and outsourced supply chain and the availability of semiconductors and manufacturing capacity;

●	competitive products and pricing pressures;

●	our future capital requirements and sources and uses of cash and our ability to obtain funding for our operations and future growth;

●	changes in the market for our products and services;

●	expansion plans and opportunities;

●	the cyclical nature of the semiconductor industry;

●	our ability to successfully introduce new technologies and products;

●	the demand for the goods into which our products are incorporated;

●	our ability to accurately estimate demand and obtain supplies from third-party producers;

●	our ability to win competitive bid selection processes and achieve additional design wins;

●	conducting business in China;

●	the inability to maintain the listing of our Class A common stock or the public warrants on Nasdaq; and

●	other risks described from time to time in periodic and current reports that we file with the SEC.

This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. You should carefully read and review the risks and information contained in, or incorporated by reference into, this prospectus and in any accompanying prospectus supplement, including, without limitation, the section of this prospectus captioned “Risk Factors,” the section captioned “Risk Factors” which is incorporated by reference herein from our most recent Annual Report on Form 10-K and any other risks and uncertainties we identify in other reports and information that we file with the SEC. New factors that are not currently known to us or of which we are currently unaware may also emerge from time to time that could materially and adversely affect us.

All written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We caution investors not to rely too heavily on the forward-looking statements we make or that are made on our behalf. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Any forward-looking statement made by us in this prospectus speaks only as of the date of this prospectus. Except as required by applicable law, we undertake no obligation and specifically decline any obligation to update any of these forward-looking statements after the date of such statements are made, whether as a result of new information, future events or otherwise. You should, however, carefully read and review any further disclosures we make related to forward-looking statements in any accompanying prospectus supplement and in the documents incorporated by reference herein and therein.

USE OF PROCEEDS

All of the Class A common stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. The Company will not receive any of the proceeds from these sales.

The Company will receive up to an aggregate of approximately $315.1 million from the exercise of the warrants, assuming the exercise in full of all of the warrants for cash. The Company expects to use the net proceeds from the exercise such warrants for other general corporate purposes. There is no assurance that the holders of the warrants will elect to exercise any or all of such warrants. To the extent that warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of such warrants will decrease.

The Selling Securityholders will pay any underwriting fees, discounts and selling commissions incurred by such Selling Securityholders in disposing of their Class A common stock. Pursuant to the Registration Rights Agreement, the Company will bear all other costs, fees and expenses incurred in effecting the registration of the Class A common stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of counsel and independent registered public accountants.

In the discussion that follows, we have summarized certain material provisions of our Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”), our Bylaws (the “Bylaws”) and the warrant-related documents described herein that relate to our capital stock. This summary is not complete, is qualified in its entirety by reference to our Certificate of Incorporation and our Bylaws and is subject to the relevant provisions of the DGCL. Copies of our Certificate of Incorporation and Bylaws have been filed with the SEC and are incorporated by reference into this prospectus. You should carefully read our Certificate of Incorporation and our Bylaws and the relevant provisions of the DGCL before you invest in our capital stock.

DESCRIPTION OF SECURITIES

Authorized and Outstanding Stock

The Certificate of Incorporation authorizes the issuance of 300,000,000 shares of capital stock, consisting of:

●	10,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”); and

●	250,000,000 shares of Class A common stock, par value $0.0001 per share, and 40,000,000 shares of Class V common stock, par value $0.0001 per share.

Class A Common Stock

As of June 29, 2022, we had 121,377,626 shares of Class A common stock issued and 118,727,700 shares issued and outstanding (which excludes 1,725,000 shares of Class A common stock held by the Sponsor that remain held in escrow and subject to forfeiture if certain stock price performance thresholds of the Company are not achieved by December 31, 2027, and 924,926 shares subject to restricted stock awards).

Voting rights. Each holder of Class A common stock is entitled to one vote for each share of Class A common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of Class A common stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority vote (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy and voting affirmatively or negatively on the matter, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class A common stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividend rights. Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of shares of Class A common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor.

Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Class A common stock are entitled to share ratably in all assets remaining after payment of our debts and other liabilities, subject to prior distribution rights of Preferred Stock or any class or series of stock having a preference over the Class A common stock, then outstanding, if any.

Other rights. The holders of Class A common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, preferences and privileges of holders of the Class A common stock will be subject to those of the holders of any shares of the Preferred Stock the Company may issue in the future.

Class V Common Stock

As of June 29, 2022, we had 26,382,699 shares of Class V common stock outstanding. All outstanding shares of Class V common stock are fully paid and non-assessable.

Voting rights. The holders of the Class V common stock are entitled to one vote for each share of Class V common stock held of record by such holders on all matters on which stockholders generally are entitled to vote. The holders of Class V common stock do not have cumulative voting rights in the election of directors. Holders of shares of Class V common stock will vote together with holders of the Class A common stock as a single class on all matters presented to the Company’s stockholders for their vote or approval. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class V common stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividend rights. The holders of the Class V common stock will not participate in any dividends declared by the board of directors.

Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Class V common stock are not entitled to receive any of our assets.

Other rights. The holders of shares of Class V common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class V common stock.

Issuance and retirement of Class V common stock. In the event that any outstanding share of Class V common stock ceases to be held directly or indirectly by a holder of a LLC Units following the merger of ADK Merger Sub LLC with and into ADK LLC (a “Post-Merger indie Unit”), such share will automatically be transferred to us for no consideration and thereupon will be retired. We will not issue additional shares of Class V common stock after the adoption of the Certificate of Incorporation other than in connection with the valid issuance or transfer of Post-Merger indie Units in accordance with our governing documents and those of ADK LLC.

Preferred Stock

As of June 29, 2022, no shares of Preferred Stock were issued or outstanding. The Certificate of Incorporation authorizes our board of directors to establish one or more series of Preferred Stock. Unless required by law or any stock exchange, the authorized shares of Preferred Stock will be available for issuance without further action by the holders of our common stock. Our board of directors has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of Preferred Stock.

The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. Additionally, the issuance of Preferred Stock may adversely affect the holders of our common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock and the Class V common stock or subordinating the liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of Preferred Stock could have an adverse impact on the market price of our Class A common stock.

Warrants

As of June 29, 2022, 27,400,000 warrants were outstanding, including 17,250,000 public warrants, 8,650,000 private placement warrants and 1,500,000 sponsor warrants. Each whole public warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time. Pursuant to the warrant agreement, as amended by the assignment, assumption and amendment agreement entered into in connection with the Business Combination, the Warrant Agreement, a public warrant holder may exercise its warrants only for a whole number of shares. This means that only a whole number of warrants may be exercised at any given time by a public warrant holder. However, except as set forth below, no public warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. The public warrants will expire at 5:00 p.m., New York City time on the earlier to occur of: (i) five years from the completion of the Business Combination or (ii) the redemption date as fixed by us pursuant to the Warrant Agreement, if we elect to redeem all warrants.

The private placement warrants and sponsor warrants are identical to the public warrants except that the private placement warrants and sponsor warrants (including the shares of Class A common stock issuable upon exercise of the private placement warrants and sponsor warrants) (i) are not transferable, assignable or salable until 30 days after the completion of the Business Combination, (ii) are exercisable for cash (even if a registration statement covering the Class A common stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and (iii) are not be redeemable by us, in each case so long as they are still held by the initial purchasers or their respective affiliates.

We may call the warrants for redemption (excluding the private placement warrants and sponsor warrants), in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each public warrant holder,

●	if and only if, the reported last sale price of the shares of our Class A common stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to public warrant holders, and

●	if and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants at the redemption date and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for the warrants have been established at a price which is intended to provide public warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of a redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” will mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of the Class A common stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The warrants are issued under a Warrant Agreement, as amended, between us and Continental Stock Transfer & Trust Company, as warrant agent. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of Class A common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of Class A common stock at a price below their respective exercise prices. We are also permitted, in our sole discretion, to lower the exercise price (but not below the par value of a shares of Class A common stock) at any time prior to the expiration date for a period of not less than 10 business days; provided, however, that we provide at least 10 business days’ prior written notice of such reduction to registered holders of the warrants and that any such reduction will be applied consistently to all of the warrants. Any such reduction in the exercise price will comply with any applicable regulations under the federal securities laws, including Rule 13e-4 under the Exchange Act generally and Rule 13e-4(f)(1)(i) specifically.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The public warrant holder will not have the rights or privileges of holders of shares of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no public warrants will be exercisable and we will not be obligated to issue shares of Class A common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the Class A common stock issuable upon exercise of the warrants is current and the Class A common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the Warrant Agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the Class A common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the Class A common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant. If the prospectus relating to the shares of Class A common stock issuable upon the exercise of the warrants is not current or if the Class A common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Public warrant holders may elect, at their sole option and discretion, to be subject to a restriction on the exercise of their warrants such that an electing public warrant holder (and his, her or its affiliates) would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder (and his, her or its affiliates) would beneficially own in excess of 9.8% of the Class A common stock outstanding. Notwithstanding the foregoing, any person who acquires a warrant with the purpose or effect of changing or influencing the control of the Company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying shares of Class A common stock and not be able to take advantage of this provision.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share (as a result of a subsequent stock dividend payable in shares of common stock, or by a split of the Class A common stock or other similar event), we will, upon exercise, round up or down to the nearest whole number the number of shares of Class A common stock to be issued to the public warrant holder.

Contractual Arrangements with Respect to Certain Warrants

We have agreed that so long as the private placement warrants and sponsor warrants are still held by the initial purchasers or their affiliates, we will not redeem such warrants, we will allow the holders to exercise such warrants on a cashless basis and such warrants may be exercisable for cash.

Dividends

It is our present intention to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board of directors declaring any dividends on the shares of Class A common stock in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our board of directors.

We are a holding company with no material assets other than our interest in ADK LLC. We intend to cause ADK LLC to make distributions to holders of Post-Merger indie Units in amounts sufficient to cover applicable taxes and other obligations under the Tax Receivable Agreement as well as any cash dividends declared by us.

The Amended Operating Agreement provides that pro rata cash distributions be made to holders of Post-Merger indie Units (including us) at certain assumed tax rates, which we refer to as “tax distributions.” We anticipate that amounts we will receive may, in certain periods, exceed our actual tax liabilities and obligations to make payments under the Tax Receivable Agreement. Our board of directors, in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to acquire additional newly issued Post-Merger indie Units from indie at a per unit price determined by reference to the market value of the Class A common stock; to pay dividends, which may include special dividends, on our Class A common stock; to fund repurchases of Class A common stock; or any combination of the foregoing. We also expect, if necessary, to undertake ameliorative actions, which may include pro rata or non-pro rata reclassifications, combinations, subdivisions or adjustments of outstanding Post-Merger indie Units, to maintain one-for-one parity between Post-Merger indie Units and shares of Class A common stock of the Company.

Anti-Takeover Effects of the Certificate of Incorporation, the Bylaws and Certain Provisions of Delaware Law

The Certificate of Incorporation, the Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of the board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Class A common stock. See also “Risk Factors – Risks Related to Ownership of Our Class A Common Stock and Warrants – Delaware law and our Certificate of Incorporation and Bylaws contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable” incorporated by reference into this prospectus.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which apply so long as the Class A common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Election of Directors and Vacancies

The Certificate of Incorporation provides that the board of directors will determine the number of directors who will serve on the board. The exact number of directors will be fixed from time to time by a majority of the board of directors. The board of directors is divided into three classes designated as Class I, Class II and Class III. Class I directors will initially serve for a term expiring at the first annual meeting of stockholders following the closing of the Business Combination. Class II and Class III directors will initially serve for a term expiring at the second and third annual meeting of stockholders following the closing of the Business Combination, respectively. At each succeeding annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting of the stockholders. There will be no limit on the number of terms a director may serve on the board of directors.

In addition, the Certificate of Incorporation provides that any vacancy on the board of directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office, subject to the provisions of any rights of the holders of Preferred Stock.

Notwithstanding the foregoing provisions of this section, each director will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the board of directors will shorten the term of any incumbent director.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. The Certificate of Incorporation does not authorize cumulative voting.

General Stockholder Meetings

The Certificate of Incorporation provides that special meetings of stockholders may be called only by or at the direction of the Chairman of the Board, the Chief Executive Officer or a majority of the total number of directors that the Company would have if there were no vacancies on the board of directors.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. For any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Supermajority Provisions

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. The Certificate of Incorporation provides that the affirmative vote of the holders of at least 66⅔% of our capital stock, voting together as a single class, will be required to amend provisions of the Certificate of Incorporation regarding calling special meetings of stockholders and stockholder action by written consent.

The Bylaws provide that, except as otherwise provided by law or the Certificate of Incorporation, the Bylaws may be amended in any respect or repealed at any time, either (a) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been properly described or referred to in the notice of such meeting, or (b) by the board of directors, provided that no amendment adopted by the board of directors may vary or conflict with any amendment adopted by the stockholders in accordance with the Certificate of Incorporation and the Bylaws. The Bylaws provide that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66⅔% in voting power of all our outstanding voting capital stock, voting together as a single class:

●	the provisions regarding calling annual and special meetings of stockholders;

●	the provisions regarding the nominations of directors and the proposal of other business at an annual or special meeting of stockholders;

●	the provisions regarding the conduct of stockholder meetings;

●	the provisions providing for a classified board of directors (including the election and term of directors);

●	the provisions regarding filling vacancies on the board of directors and newly created directorships;

●	the provisions regarding removal of directors; and

●	the amendment provision requiring that the above provisions be amended only with an 66⅔% supermajority vote.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Exclusive Forum

The Certificate of Incorporation provides that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action, suit or proceeding brought on behalf of the Company, (2) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Company to the Company or to the Company’s stockholders, (3) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Bylaws or the Certificate of Incorporation or as to which the DGCL confers jurisdiction on the Chancery Court, or (4) any action, suit or proceeding asserting a claim against the Company governed by the internal affairs doctrine. Our Certificate of Incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Notwithstanding the foregoing, the inclusion of such provision in our Certificate of Incorporation will not be deemed to be a waiver by our stockholders of our obligation to comply with federal securities laws, rules and regulations, and the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. Although we believe the exclusive forum provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. Furthermore, the enforceability of choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty or other act or omission as a director of the Company, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has breached his or her duty of loyalty to the Company or its stockholder or for any act not in good faith or which involve intentional misconduct or a knowing violation of law.

The Certificate of Incorporation provides that we must indemnify and advance expenses to directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. The limitation of liability, indemnification and advancement provisions in the Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of our respective directors, officers or employees for which indemnification is sought.

Exchange Agreement

Concurrently with the completion of the Business Combination, Surviving Pubco entered into an Exchange Agreement with certain holders of Post-Merger indie Units, including three of our founders, Messrs. Aoki, McClymont and Kee, which provides for the exchange of such holders’ Post-Merger indie Units into shares of our Class A common stock.

Exchange Mechanics

Upon the later of December 10, 2021 and the second anniversary of the grant of such holder’s Post-Merger indie Units may, from time to time thereafter, exchange all or any portion of their Post-Merger indie Units for shares of our Class A common stock by delivering a written notice to us; provided, that we may, in our sole and absolute discretion, in lieu of delivering shares of Class A common stock for any Post-Merger indie Units surrendered for exchange, pay an amount in cash per Post-Merger indie Unit equal to the volume weighted average price of the Class A common stock on the date of the receipt of the written notice of the exchange. Certain holders of Post-Merger indie Units that hold Class B Units of ADK LLC will not be able to exchange their units under the Exchange Agreement until the later of six months from the Closing or the second anniversary of the most recent Class B Unit award.

Exchange Ratio

The initial exchange ratio was one Post-Merger indie Unit for one share of Class A common stock. The exchange ratio will be adjusted for any subdivision (split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Post-Merger indie Units that is not accompanied by an identical subdivision or combination of the Class A common stock or, by any such subdivision or combination of the Class A common stock that is not accompanied by an identical subdivision or combination of the Post-Merger indie Units. If our Class A common stock is converted or changed into another security, securities or other property, on any subsequent exchange an exchanging holder of Post-Merger indie Units will be entitled to receive such security, securities or other property. The exchange ratio will also adjust in certain circumstances when we acquire Post-Merger indie Units other than through an exchange for shares of Class A common stock.

Restrictions on Exchange

We may refuse to effect an exchange if we determine that an exchange would violate applicable law (including securities laws). We may also limit the rights of holders of Post-Merger indie Units to exchange their Post-Merger indie Units under the Exchange Agreement if we determine in good faith that such restrictions are necessary so that we will not be treated as a “publicly traded partnership” under applicable tax laws and regulations. In addition, holders of Post-Merger indie Units that hold Class B Units of ADK LLC will not be able to exchange their units under the Exchange Agreement until the later of six months from the Closing or the second anniversary of the most recent Class B Unit award.

Expenses

The Company and each holder of Post-Merger indie Units will bear its own expense regarding the exchange except that we will be responsible for transfer taxes, stamp taxes and similar duties (unless the holder has requested the shares of Class A common stock to be issued in the name of another holder).

Registration Rights Agreements

On the closing date of the Business Combination, Surviving Pubco entered into a registration rights agreement, dated as of the Closing Date, with Mr. McClymont, Mr. Aoki, Mr. Schiller, Bison Capital Partners IV, L.P., and certain other members of ADK LLC prior to the closing of the Business Combination (the “indie Equity Holders”), pursuant to which Surviving Pubco has agreed to register for resale under the Securities Act shares of Class A common stock issued to such parties as consideration in connection with the Business Combination, and to provide such parties with certain rights relating to the registration of the securities held by them.

In addition, pursuant to the Purchase Agreement, dated August 27, 2021, among indie, indie’s acquisition subsidiary and the stockholders of TeraXion, Inc., indie agreed to file with the SEC a Registration Statement on Form S-1 to register for resale the shares of Class A common stock issued to such stockholders in the TeraXion acquisition.

Rule 144

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Upon the closing of the Business Combination, we ceased to be a shell company. As a result, a person who beneficially owns restricted shares of our Class A common stock or warrants will be able to sell their shares of Class A common stock and private placement warrants and sponsor warrants, as applicable, pursuant to Rule 144 without registration one year from the Closing so long as the other conditions set forth in the exceptions listed above and the other conditions of Rule 144 described below are satisfied.

When and if Rule 144 becomes available for the resale of our securities, a person who has beneficially owned restricted shares of our Class A common stock or warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale, and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Class A common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	one percent (1%) of the total number of shares of common stock then outstanding; or

●	the average weekly reported trading volume of the Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 will also be limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Our Transfer Agent and Warrant Agent

The transfer agent for our Class A common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Listing of Securities

Our Class A common stock and our public warrants are listed on Nasdaq under the symbols “INDI” and “INDIW,” respectively.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the Selling Securityholders from time to time of up to 94,881,534 shares of Class A common stock (including 8,625,000 shares exchanged for founders shares, 37,071,446 shares issued or to be issued as Merger Consideration, 15,000,000 shares issued in the PIPE financing, 8,650,000 shares of Class A common stock that may be issued upon exercise of the private placement warrants and 1,500,000 shares of Class A common stock that may be issued upon exercise of the sponsor warrants, 5,805,144 shares of Class A common stock issued in connection with the TeraXion Acquisition, 5,000,000 Earn-out Shares issued upon the satisfaction of the First Earn-out Milestone, and 13,229,944 shares of Class A common stock issued in connection with our Business Combination) and 27,400,000 warrants (consisting of 17,250,000 public warrants, 8,650,000 private placement warrants and 1,500,000 sponsor warrants). The Selling Securityholders may from time to time offer and sell any or all of the Class A common stock and warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Class A common stock or warrants after the date of this prospectus.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Class A common stock or warrants. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities in transactions exempt from registration under the Securities Act.

The following table sets forth certain information provided by or on behalf of the Selling Securityholders concerning the Class A common stock, private placement warrants and sponsor warrants that may be offered from time to time by each Selling Securityholder with this prospectus. See “Plan of Distribution.” For the purposes of this following table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering. The 27,400,000 shares of Class A common stock issuable upon exercise of the warrants are not included in the table below as the table assumes the warrants are sold in the offering prior to their exercise by the applicable Selling Stockholder. The following table does not include 17,250,000 public warrants or the primary issuance of 17,250,000 shares of Class A common stock underlying the public warrants. The percentage ownership of voting securities in the following table is based on 120,390,745 shares of our Class A common stock deemed issued and 26,454,789 shares of our Class V common stock deemed issued and outstanding.

Unless otherwise indicated below, the address of each beneficial owner listed in the tables below is 32 Journey, Aliso Viejo, California 92656.

Selling Securityholders

Selling Securityholder(1)	Shares of Class A Common Stock Beneficially Owned Prior to Offering		Placement Warrants or Working Capital Warrants Beneficially Owned Prior to Offering		Shares of Class A Common Stock Offered		Placement Warrants or Working Capital Warrants Offered		Shares of Class A Common Stock or Class V Common Stock Beneficially Owned After the Offered Shares are Sold	%(1)	Placement Warrants or Working Capital Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold	%
Thunder Bridge Capital LLC(2)	1,571,000	(3)	1,600,000	(4)	1,571,000	(3)	1,600,000	(4)	—	—	—	—
Quantum Partners LP(5)	2,235,000	(6)	—		2,235,000	(6)	—		—	—	—	—
Palindrome Master Fund LP(5)	265,000	(6)	—		265,000	(6)	—		—	—	—	—
Baron Opportunity Fund(7)	1,000,000	(6)	—		1,000,000	(6)	—		—	—	—	—
Baron Discovery Fund(7)	1,000,000	(6)	—		1,000,000	(6)	—		—	—	—	—
Columbia Seligman Communications and Information Fund, A Series of Columbia Funds Series Trust II(8)	2,000,000	(6)	—		2,000,000	(6)	—		—	—	—	—
Ghisallo Master Fund LP(9)	1,000,000	(6)	—		1,000,000	(6)	—		—	—	—	—
Luxor Capital Partners Offshore Master Fund, LP(10)	209,397	(6)	—		209,397	(6)	—		—	—	—	—
Lugard Road Capital Master Fund, LP(10)	301,778	(6)	—		301,778	(6)	—		—	—	—	—
Luxor Capital Partners, LP(10)	329,722	(6)	—		329,722	(6)	—		—	—	—	—
Luxor Wavefront, LP(10)	159,103	(6)	—		159,103	(6)	—		—	—	—	—
Kepos Carbon Transition Master Fund L.P.(11)	64,000	(6)	—		64,000	(6)	—		—	—	—	—
Kepos Alpha Master Fund L.P.(11)	436,000	(6)	—		436,000	(6)	—		—	—	—	—
Blackstone Aqua Master Sub-Fund(12)	300,000	(6)	—		300,000	(6)	—		—	—	—	—
Linden Capital L.P.(13)	500,000	(6)	—		500,000	(6)	—		—	—	—	—
Integrated Core Strategies (US) LLC(14)	700,000	(6)	—		700,000	(6)	—		—	—	—	—
Jane Street Global Trading, LLC(15)	500,000	(6)	—		500,000	(6)	—		—	—	—	—
MMF LT, LL(16)	500,000	(6)	—		500,000	(6)	—		—	—	—	—
Alyeska Master Fund, L.P.(17)	500,000	(6)	—		500,000	(6)	—		—	—	—	—
Peter J. Kight(18)	2,000,000	(6)	—		2,000,000	(6)	—		—	—	—	—
Sycomore Sustainable Tech an open ended European UCIT mutual funds managed by Sycomore Asset Management(19)	200,000	(6)	—		200,000	(6)	—		—	—	—	—
Difesa Master Fund, LP(20)	50,000	(6)	—		50,000	(6)	—		—
Judith K. Stein 2012 Irrevocable Trust(21)	62,500	(6)	—		62,500	(6)	—		—	—	—	—
Judith K. Stein(21)	125,000	(6)	—		125,000	(6)	—		—	—	—	—
Steven N. Stein 2012 Irrevocable Trust(21)	62,500	(6)	—		62,500	(6)	—		—	—	—	—
Jennifer S. Stein 2020 Spousal Lifetime Access Trust(22)	125,000	(6)	—		125,000	(6)	—		—	—	—	—
John M. Stein(22)	125,000	(6)	—		125,000	(6)	—		—	—	—	—

Selling Securityholder(1)	Shares of Class A Common Stock Beneficially Owned Prior to Offering		Placement Warrants or Working Capital Warrants Beneficially Owned Prior to Offering		Shares of Class A Common Stock Offered		Placement Warrants or Working Capital Warrants Offered		Shares of Class A Common Stock or Class V Common Stock Beneficially Owned After the Offered Shares are Sold	%(1)	Placement Warrants or Working Capital Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold	%
Monroe Capital Fund Marsupial (LUX) Financing Holdco LP(23)	100,000	(6)	—		100,000	(6)	—		—	—	—	—
Monroe Capital Opportunistic Private Credit Master Fund SCSp(23)	125,000	(6)	—		125,000	(6)	—		—	—	—	—
Monroe Capital Private Credit Fund A LP(23)	525,000	(6)	—		525,000	(6)	—		—	—	—	—
Scott Kee(24)	6,334,982	(25)	—		6,334,349	(25)	—		633	*	—	—
Ichiro Aoki(26)	6,334,982	(25)	—		6,334,349	(25)	—		633	*	—	—
Donald McClymont(27)	6,334,982	(25)	—		6,334,349	(25)	—		633	*	—	—
David Kang(28)	6,334,982	(25)	—		6,334,349	(25)	—		633	*	—	—
Bison Capital Partners IV, L.P.(29)	10,109,412	(29)	—		8,489,975	(29)	—		1,619,437	1.1%	—	—
DG Ventures, Inc.(30)	843,195	(30)	—		843,195	(30)	—		—	—	—	—
Kanwardev Raja Singh Bal(31)	501,739	(31)	—		501,739	(31)	—		—	—	—	—
Caroline B. Davidson Trust 9/25/2017	10,000	(32)	100,000	(33)	10,000	(32)	100,000	(33)	—	—	—	—
Kyle Asher	37,500	(32)	16,000	(33)	37,500	(32)	16,000	(33)	—	—	—	—
Monroe Capital Investment Holdings, L.P.	652,500	(32)	60,000	(33)	652,500	(32)	60,000	(33)	—	—	—	—
Thomas Aronson	25,000	(32)	1,044,000	(33)	25,000	(32)	1,044,000	(33)	—	—	—	—
MC Opportunities Fund LP	300,000	(32)	40,000	(33)	300,000	(32)	40,000	(33)	—	—	—	—
DRC Funding LLC	12,500	(32)	480,000	(33)	12,500	(32)	480,000	(33)	—	—	—	—
Kingdom Trust Company FBO Peter Gruszka Roth IRA (account #03440674305)	28,750	(32)	20,000	(33)	28,750	(32)	20,000	(33)	—	—	—	—
Peter T. Gruszka and Amie K. Gruszka, JTWROS	21,250	(32)	46,000	(33)	21,250	(32)	46,000	(33)	—	—	—	—
Zia Uddin	37,500	(32)	34,000	(33)	37,500	(32)	34,000	(33)	—	—	—	—
Aaron D Peck Revocable Trust 9/18/2002	17,500	(32)	60,000	(33)	17,500	(32)	60,000	(33)	—	—	—	—
JRCSC LLC	587,500	(32)	28,000	(33)	587,500	(32)	28,000	(33)	—	—	—	—
Leon Mark Wagner	517,500	(32)	940,000	(33)	517,500	(32)	940,000	(33)	—	—	—	—
Gabriel David Wagner	35,000	(32)	940,000	(33)	35,000	(32)	940,000	(33)	—	—	—	—
Daniel Brett Wagner	35,000	(32)	—		35,000	(32)	—		—	—	—	—
Claflin Partners II, LLC (34)	385,000	(32)	—		385,000	(32)	—		—	—	—	—
Stewart J. Paperin	120,000	(32)	1,100,000	(33)	120,000	(32)	1,100,000	(33)	—	—	—	—
William A. Houlihan (35)	125,000	(32)	75,000	(33)	125,000	(32)	75,000	(33)	—	—	—	—
Robert H. Hartheimer	135,000	(32)	—		135,000	(32)	—		—	—	—	—
Allerd Derk Stikker	85,000	(32)	100,000	(33)	85,000	(32)	100,000	(33)	—	—	—	—
Gary A. Simanson (36)	1,000,000	(32)	—		1,000,000	(32)	—		—	—	—	—
Harold Neu	50,000	(32)	—		50,000	(32)	—		—	—	—	—
Ian Adelson	25,000	(32)	80,000	(33)	25,000	(32)	80,000	(33)	—	—	—	—
James Harrison	125,000	(32)	40,000	(33)	125,000	(32)	40,000	(33)	—	—	—	—
Andrew R. Heyer	250,000	(32)	200,000	(33)	250,000	(32)	200,000	(33)	—	—	—	—
Evan Malik	75,000	(32)	400,000	(33)	75,000	(32)	400,000	(33)	—	—	—	—
Grace Bozick	50,000	(32)	120,000	(33)	50,000	(32)	120,000	(33)	—	—	—	—

Selling Securityholder(1)	Shares of Class A Common Stock Beneficially Owned Prior to Offering		Placement Warrants or Working Capital Warrants Beneficially Owned Prior to Offering		Shares of Class A Common Stock Offered		Placement Warrants or Working Capital Warrants Offered		Shares of Class A Common Stock or Class V Common Stock Beneficially Owned After the Offered Shares are Sold	%(1)	Placement Warrants or Working Capital Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold	%
Jay Bozick	100,000	(32)	80,000	(33)	100,000	(32)	80,000	(33)	—	—	—	—
Robert & Arancio	100,000	(32)	160,000	(33)	100,000	(32)	160,000	(33)	—	—	—	—
Andrew S. Komaroff	50,000	(32)	160,000	(33)	50,000	(32)	160,000	(33)	—	—	—	—
William Katz & Michael Katz	125,000	(32)	80,000	(33)	125,000	(32)	80,000	(33)	—	—	—	—
Michael Steinberg & Elizabeth Steinberg	75,000	(32)	200,000	(33)	75,000	(32)	200,000	(33)	—	—	—	—
Keith & Tana Wagner	75,000	(32)	120,000	(33)	75,000	(32)	120,000	(33)	—	—	—	—
Michael Siegal Restated Trust	125,000	(32)	120,000	(33)	125,000	(32)	120,000	(33)	—	—	—	—
Miraj Patel Revocable Living Trust	200,000	(32)	200,000	(33)	200,000	(32)	200,000	(33)	—	—	—	—
Rishi Chandna Separate Property Trust	75,000	(32)	320,000	(33)	75,000	(32)	320,000	(33)	—	—	—	—
Empanada Holdings LLC	125,000	(32)	120,000	(33)	125,000	(32)	120,000	(33)	—	—	—	—
SLI Seed Fund LLC	250,000	(32)	200,000	(33)	250,000	(32)	200,000	(33)	—	—	—	—
Neu Brothers Holdings LLC	50,000	(32)	400,000	(33)	50,000	(32)	400,000	(33)	—	—	—	—
Charles Kantor	150,000	(32)	80,000	(33)	150,000	(32)	80,000	(33)	—	—	—	—
Mary Anne Gillespie	110,000	(32)	240,000	(33)	110,000	(32)	240,000	(33)	—	—	—	—
David E. Mangum	87,500	(32)	75,000	(33)	87,500	(32)	75,000	(33)	—	—	—	—
Aaron Shepherd	6,500	(32)	—		6,500	(32)	—		—	—	—	—
All other Selling Securityholders, owning in the aggregate less than one percent of the total voting power prior to the offering.(37)	1,249,629	(37)	—		1,249,629	(37)	—		—	—	—	—

*	Less than one percent
(1)	Holders of Class A common stock and Class V common stock are entitled to one vote for each share of Class A common stock or Class V common stock held by them. The Class A common stock and the Class V common stock vote together as a class.

(2)	The address of Thunder Bridge Capital LLC is 840 Leigh Mill Road, Great Falls, Virginia 22066. Gary Simanson is the managing member of Thunder Bridge Capital LLC.
(3)	Consists of 500,000 shares of Class A common stock purchased in the PIPE Financing and 1,071,000 shares of Class A common stock.

(4)	Includes 1,500,000 sponsor warrants and 100,000 Placement Warrants distributed by the Sponsor. These warrants and the shares underlying the warrants are subject to a contractual lock-up pursuant to a letter agreement dated August 8, 2019. Subject to certain limited exceptions, such warrants and the shares underlying such warrants cannot be transferred for 30 days following the Business Combination.

(5)	The address of Quantum Partners LP and Palindrome Master Fund LP is c/o Soros Fund Management LLC, 250 West 55th Street, 29th Floor, New York, New York 10019.

(6)	Consists solely of shares of Class A common stock purchased in the PIPE Financing. Does not include indirect shares held by Founders

(7)	The address of Baron Opportunity Fund and Baron Discovery Fund is 767 Fifth Avenue, 48th Floor, New York, New York 10153.

(8)	The address of Columbia Seligman Communications and Information Fund, A Series of Columbia Funds Series Trust II is 485 Lexington Ave, Floor 12, New York, New York 10017.

(9)	The address of Ghisallo Master Fund LP is 27 Hospital Road, Georgetown, Cayman Islands KY1-9008.

(10)	The address of Luxor Capital Partners Offshore, Lugard Road Capital Master Fund, LP, Luxor Capital Partners, LP and Luxor Wavefront, LP is 1114 Avenue of the Americas, 28th Floor, New York, New York 10036.

(11)	The address of Kepos Carbon Transition Master Fund L.P. and Kepos Alpha Master Fund L.P. is c/o Kepos Capital LP, 11 Times Square, 35th Floor, New York, New York 10036.

(12)	The address of Blackstone Aqua Master Sub-Fund is attention: Alan Greenbaum, 345 Park Avenue, New York, New York 10154.

(13)	The address of Linden Capital L.P. is c/o Linden Advisors LP, 590 Madison Ave, 15th Floor, New York, New York 10022.

(14)	The address of Integrated Core Strategies (US) LLC is c/o Millennium Management, 666 Fifth Avenue, 8th Floor, New York, New York 10103.

(15)	The address of Jane Street Global Trading, LLC is 250 Vesey Street, New York, New York 10281.

(16)	The address of MMF LT, LLC is c/o Moore Capital Management, LP, 11 Times Square, New York, New York 10036.

(17)	The address of Alyeska Master Fund, L.P. is c/o Alyeska Investment Group, L.P., 77 W. Wacker Drive, Suite 700, Chicago, Illinois 60601.

(18)	Peter J. Kight serves on our board of directors. Includes 1,000,000 Class A common shares acquired in the PIPE Financing and 1,000,000 additional shares of Class A common stock distributed by the Sponsor.

(19)	The address of Sycomore Sustainable Tech an open ended European UCIT mutual funds is 60, avenue J.F. Kennedy, L 18-55, Luxembourg L18-55.

(20)	The address of Difesa Master Fund, LP is 40 West 57th Street, Suite 2020, New York, New York 10019.
(21)	The address of Judith K. Stein 2012 Irrevocable Trust, Judith K. Stein, and Steven N. Stein 2012 Irrevocable Trust is 3700 South Ocean Blvd., Unit 1606, Highlands, Florida 33487.

(22)	The address of Jennifer S. Stein 2020 Spousal Lifetime Access Trust and John M. Stein is 7585 French Park Place, Cincinnati, Ohio 45237.

(23)	The address of Monroe Capital Fund Marsupial (LUX) Financing Holdco LP, Monroe Capital Opportunistic Private Credit Master Fund SCSp and Monroe Capital Private Credit Fund A LP is 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606.

(24)	Mr. Kee serves as our Chief Technology Officer.

(25)	Includes 6,334,349 shares of our Class A common stock that may be offered by the Selling Securityholder issuable upon the exchange of 6,334,349 outstanding LLC Units held by such Selling Securityholder pursuant to the Exchange Agreement, on a one-for-one basis, subject to adjustment, from and after the six month anniversary of the Closing.

(26)	Mr. Aoki serves as our President and member of our board of directors.

(27)	Mr. McClymont serves as our Chief Executive Officer and a member of our board of directors.

(28)	Mr. Kang is one of the founders of ADK LLC.

(29)	The address of Bison Capital Partners IV, L.P. is 233 Wilshire Blvd, Suite 425, Santa Monica, CA 90401. Includes 8,489,975 shares of our Class A common stock that may be offered by the Selling Securityholder issuable upon the exchange of 8,489,975 outstanding LLC Units held by such Selling Securityholder pursuant to the Exchange Agreement, on a one-for-one basis, subject to adjustment, from and after the six-month anniversary of the Closing.

(30)	The address of DG Ventures, Inc. is Digital Gate Bldg, 3-5-7 Ebisu-Minami, Shibuya-ku, Tokyo 150-0022, Japan.

(31)	Mr. Bal serves as our Chief Accounting Officer.

(32)	Consists solely of shares of Class A common stock received in connection with a distribution from the Sponsor.

(33)	Consists solely of private placement warrants and sponsor warrants received in connection with a distribution from the Sponsor.

(34)	Mr. Houlihan is the sole operating manager of Claflin Partners II, LLC and has voting and investment power over the shares held by Claflin Partners II, LLC.

(35)	See footnote 34.

(36)	Gary A. Simanson is the managing member of the Sponsor.

(37)	All shares are issuable upon the vesting of Phantom Equity Units issued pursuant to our Phantom Equity Plan. Holders includes employees of indie.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 27,400,000 shares of Class A common stock, which consists of (i) up to 17,250,000 shares of Class A common stock that are issuable upon the exercise of the public warrants, (ii) up to 8,650,000 shares of Class A common stock that are issuable upon the exercise of the private placement warrants, and (iii) up to 1,500,000 shares of Class A common stock that are issuable upon the exercise of the sponsor warrants. We are also registering for resale by the Selling Securityholders from time to time of (i) up to 94,881,534 shares of Class A common stock, comprised of (a) 8,625,000 sponsor shares, (b) 37,071,446 shares of Class A common stock issuable upon the exchange of an equal number of LLC Units, and (c) 15,000,000 shares of Class A common stock issued in the PIPE Financing, (d) up to 10,150,000 shares of Class A common stock that are issuable upon the exercise of the private placement warrants and sponsor warrants by the holders thereof, I 5,805,144 shares of Class A common stock issued in connection with the TeraXion Acquisition, (f) 5,000,000 Earn-out Shares issued upon the satisfaction of the First Earn-out Milestone, and (g) 13,229,944 shares of Class A common stock issued in connection with our Business Combination.

We will not receive any proceeds from the sale of shares of Class A common stock by the Selling Securityholders. We will receive proceeds from the exercise of the warrants, assuming the exercise in full of all of the warrants for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We are required to pay all other fees and expenses incident to the registration of the shares of our Class A common stock to be offered and sold pursuant to this prospectus.

The shares of Class A common stock, the private placement warrants and the sponsor warrants beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer.

The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.

The Selling Securityholders may sell their shares and warrants by one or more of, combination of, the following methods:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the offered securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of Nasdaq;

●	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	through the distribution of the securities by any Selling Securityholder to its partners, members or stockholders

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	settlement of short sales entered into after the effective date the registration statement of which this prospectus is a part;

●	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	in privately negotiated transactions;

●	in options transactions;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Securityholder’s shares of Class A common stock, such Selling Securityholder may transfer shares of Class A common stock to one or more “permitted transferees” in accordance with such agreements and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this prospectus. Upon being notified by a Selling Securityholder that it intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth, to the extent required. the following information:

●	the specific securities to be offered and sold;

●	the names of the Selling Securityholders;

●	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

●	settlement of short sales entered into after the date of this prospectus;

●	the names of any participating agents, broker-dealers or underwriters, if not already named herein; and

●	any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Securityholders.

In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A common stock in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A common stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Class A common stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities offered by this prospectus, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Class A common stock and warrants are currently listed on Nasdaq under the symbols “INDI” and “INDIW,” respectively.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the shares covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

A holder of warrants may exercise its warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax consequences of the ownership and disposition of our Class A common stock. This summary deals only with Class A common stock that is held as a capital asset by a non-U.S. holder (as defined below).

A “non-U.S. holder” means a beneficial owner of our Class A common stock (other than an entity or arrangement treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:

●	an individual citizen or resident of the United States;

●	a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to United States federal income taxation regardless of its source; or

●	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Code, and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all of the United States federal income tax consequences that may be relevant to you in light of your particular circumstances, nor does it address the Medicare tax on net investment income, United States federal estate and gift taxes or the effects of any state, local or non-United States tax laws. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our Class A common stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership considering an investment in our Class A common stock, you should consult your tax advisors.

If you are considering the purchase of our Class A common stock, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the ownership and disposition of our Class A common stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our Class A common stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s Class A common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our Class A common stock, the excess will be treated as gain from the disposition of our Class A common stock (the tax treatment of which is discussed below under “— Gain on Disposition of Class A Common Stock”).

Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis generally in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our Class A common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Class A Common Stock

Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our Class A common stock generally will not be subject to United States federal income tax unless:

●	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

●	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

●	we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on distributions received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our Class A common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our Class A common stock to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner of an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Dividends,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our Class A common stock, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our Class A common stock.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Nelson Mullins Riley & Scarborough LLP. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of indie Semiconductor, Inc. and subsidiaries as of December 31, 2021 and 2020, and for the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and the securities offered in this prospectus, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available for free to the public over the Internet on the SEC’s website at www.sec.gov. Our Class A common stock and our public warrants are listed on Nasdaq under the symbols “INDI” and “INDIW,” respectively. General information about our company, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.indiesemi.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or that can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Because we are incorporating by reference future filings with the SEC, this prospectus and the accompanying prospectus supplement are continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus and the accompanying prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, the accompanying prospectus supplement or in any document previously incorporated by reference have been modified or superseded. Our periodic reports are filed with the SEC under SEC File Number 001-40481.

We hereby incorporate by reference the following documents:

●	our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on April 11, 2022;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC on May 13, 2022;

●	those portions of our for our Definitive Proxy Statement on Schedule 14A for our 2022 Annual Meeting of Stockholders filed with the SEC on May 2, 2022 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021;

●	our Current Reports on Form 8-K filed with the SEC on January 7, 2022 and April 1, 2022, in each case only to the extent filed and not furnished; and

●	the description of our securities contained in Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on April 11, 2022.

In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, until the offering of the securities offered hereby is terminated or completed, shall be deemed to be incorporated by reference into this prospectus.

Unless specifically stated to the contrary, none of the information that we may furnish to the SEC under Items 2.02 and 7.01 of any Current Report on Form 8-K, including any related exhibits under Item 9.01, will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide each person to whom a prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may obtain copies of these filings, at no cost, through the “Investors” section of our website (www.indiesemi.com) and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Corporate Secretary

indie Semiconductor, Inc.

32 Journey

Aliso Viejo, California 92656

(949) 608-0854

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses relating to the registration of the securities will be borne by the registrant. The following expenses, with the exception of the SEC registration fee, are estimates:

SEC registration fee		$--
Legal fees and expenses		*
Accounting fees and expenses		*
Printing and engraving costs		*
Trustee fees and expenses		*
Transfer agent and registrar fees and expenses		*
Miscellaneous		*
Total	$	*

*	Estimated expenses not presently known. The accompanying prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s certificate of incorporation and bylaws provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s certificate of incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in its certificate of incorporation. Each indemnification agreement provides for indemnification and advancements by the registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the registrant or, at the registrant’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The registrant believes that these provisions and agreements are necessary to attract qualified directors.

The registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant, and (2) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to any indemnification provision contained in the registrant’s certificate of incorporation and bylaws or otherwise as a matter of law.

The foregoing summaries are necessarily subject to the complete text of the statute, the registrant’s certificate of incorporation and bylaws, as amended to date, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 16. Exhibits

Exhibit No.	Description
2.1†	Master Transactions Agreement, dated effective December 14, 2020, by and among Surviving Pubco, Thunder Bridge II, the Merger Subs named therein, indie, the ADK Blocker Group, ADK Service Provider Holdco, and the indie Securityholder Representative named therein, and also included as Annex B-1 to the proxy statement/prospectus (previously filed as Exhibit 2.1 of Form 8-K filed by Thunder Bridge II with the SEC on December 15, 2020).
2.2†	Amendment to Master Transactions Agreement, dated effective May 3, 2021, by and among Surviving Pubco, Thunder Bridge II, the Merger Subs named therein, indie, the ADK Blocker Group, ADK Service Provider Holdco, and the indie Securityholder Representative named therein (previously filed by Thunder Bridge II as Exhibit 2.2 of Form S-4/A filed with the SEC on May 4, 2021).
2.3	Share Purchase Agreement, dated as of August 27, 2021, by and among indie, TeraXion, Purchaser and certain stockholders of TeraXion and their ultimate beneficial owners (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by the registrant with the SEC on September 2, 2021).
4.1	Amended and Restated Certificate of Incorporation of indie Semiconductor, Inc., filed with the Secretary of State of Delaware on June 10, 2021 (incorporated by reference to Exhibit 3.1 of Form 8-K filed by the registrant with the SEC on June 16, 2021).
4.2	Amended and Restated Bylaws of indie Semiconductor, Inc. (incorporated by reference to Exhibit 3.2 of Form 8-K filed by the registrant with the SEC on June 16, 2021).
4.3**	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Form 8-K filed by the registrant with the SEC on June 16, 2021).
4.4	Warrant Agreement between Continental Stock Trust & Transfer Company and Thunder Bridge II (incorporated by reference to Exhibit 4.1 of Form 8-K filed by Thunder Bridge II with the SEC on August 14, 2019).
4.5	Warrant Agreement Assignment and Assumption Agreement (incorporated by reference to Exhibit 4.4 of the Form 8-K filed by the registrant with the SEC on June 16, 2021).
5.1*	Opinion of Nelson Mullins Riley & Scarborough LLP
23.1*	Consent of KPMG LLP
23.2*	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this registration statement)
25.1+	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee, as Trustee under the Indenture
107*	Filing Fees

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the registered securities.
+	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.
†	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

Item 17. Undertakings

The undersigned Registrant hereby undertakes

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Aliso Viejo, California on July 1, 2022.

INDIE SEMICONDUCTOR, INC.

By:	/s/ Donald McClymont
Donald McClymont
Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of indie Semiconductor, Inc. constitutes and appoints Donald McClymont and Thomas Schiller, and each of them singly, his true and lawful attorney-in-fact and agent, with full power to act separately and full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donald McClymont	Chief Executive Officer and Director	July 1, 2022
Donald McClymont	(Principal Executive Officer)

/s/ Thomas Schiller	Chief Financial Officer and EVP of Strategy	July 1, 2022
Thomas Schiller	(Principal Financial and Accounting Officer)

/s/ Ichiro Aoki	President and Director	July 1, 2022
Ichiro Aoki

/s/ David Aldrich	Chairman of the Board of Directors	July 1, 2022
David Aldrich

/s/ Diane Brink	Director	July 1, 2022
Diane Brink

/s/ Peter Kight	Director	July 1, 2022
Peter Kight

/s/ Karl-Thomas Neumann	Director	July 1, 2022
Karl-Thomas Neumann

/s/ Jeffrey Owens	Director	July 1, 2022
Jeffrey Owens

/s/ Sonalee Parekh	Director	July 1, 2022
Sonalee Parekh

/s/ Diane Biagianti	Director	July 1, 2022
Diane Biagianti